                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.: 333-36197, 333-47191, 333-49141, 333-51089,
333-51487, 333-51089, 333-58533, 333-65867, 333-67789, 333-79941, 333-82945,
333-84663, 333-88917, 333-89893, 333-91241, 333-91239, 333-91285, 333-91897,
333-89893, 333-92439, 333-92441, 333-92435, 333-92439, 333-94225, 333-94365,
333-94753, 333-94753, 333-94225, 333-89893, 333-92435, 333-91897, 333-91239,
333-91241, 333-88917, 333-91285, 333-92441, 333-92439, 333-94365, 333-34400,
333-36034, 333-36156, 333-34400, 333-36156, 333-38738, 333-39086, 333-39818,
333-39086, 333-39858, and 333-39086) dated September 23, 1997, March 2, 1998,
April 1, 1998, April 27, 1998, April 30, 1998, May 1, 1998, July 6, 1998,
October 19, 1998, November 24, 1998, June 4, 1999, July 15, 1999, August 6,
1999, October 13, 1999, October 29, 1999, November 18, 1999, November 18, 1999,
November 19, 1999, December 1, 1999, December 9, 1999, December 9, 1999, December 9, 1999, December 9, 1999, January 4, 2000, January 7, 2000, January 10, 2000, January 14, 2000, February 4, 2000, February 4, 2000, February 4,
2000, February 4, 2000, February 4, 2000, February 4, 2000, February 4, 2000,
February 4, 2000, February 4, 2000, February 4, 2000, February 4, 2000, February 10, 2000, April 10, 2000, May 1, 2000, May 3, 2000, May 9, 2000, May 9, 2000,
June 7, 2000, June 12, 2000, June 21, 2000, June 21, 2000, June 22, 2000 and
June 22, 2000 respectively, of Cisco Systems, Inc. and incorporation by reference in the Registration Statements on Form S-8 (Nos.: 33-63331, 33-64283, 33-64283 [Post Eff.], 333-02101, 333-05447 [Post Eff.], 333-09903, 333-14383,
333-14661, 333-14679, 333-16577, 333-17287, 333-2471, 333-33613, 333-33619,
333-35805, 333-01069 [Post Eff.], 333-34849 [Post Eff.], 33-40509 [Post Eff.],
33-44221 [Post Eff.], 33-71860 [Post Eff.], 33-87096 [Post Eff.], 333-47159,
333-48949, 333-51093, 333-51315, 333-42249 [Post Eff.], 333-64651, 333-65871,
333-68335, 333-69117, 333-74237, 333-79717, 333-79721, 333-81971, 333-83045,
333-83277, 33-70644, 33-83268, 33-87100, 333-88695, 333-88699, 333-88831,
333-90883, 333-90885, 333-83277 [Post Eff.], 333-91813, 333-91911, 333-93283,
333-93281, 333-96203, 333-96367, 333-35246, 333-36124, 333-36126, 333-36414,
333-39108, and 333-39902) dated October 11, 1995, November 15, 1995, February
20, 1996, April 1, 1996, July 29, 1996, August 9, 1996, October 18, 1996,
October 23, 1996, October 23, 1996, November 21, 1996, December 5, 1996, April 8, 1997, August 14, 1997, August 14, 1997, September 17, 1997, December 10,
1997, December 10, 1997, December 10, 1997, December 10, 1997, December 10, 1997, December 10, 1997, March 2, 1998, April 13, 1998, April 27, 1998, April
29, 1998, September 28, 1998, September 29, 1998, October 19, 1998, December 3,
1998, December 17, 1998, March 11, 1999, June 1, 1999, June 1, 1999, June 30,
1999, July 16, 1999,

July 20, 1999, October 8, 1999, October 8, 1999, October 12, 1999, November 12, 1999, November 12, 1999, November 12, 1999, November 30, 1999, December 1, 1999,
December 21, 1999, December 21, 1999, February 4, 2000, February 8, 2000, April 20, 2000, May 2, 2000, May 2, 2000, May 5, 2000, June 12, 2000 and June 22,
2000, respectively, of Cisco Systems, Inc. of our report dated August 10, 1999, except as to the stock split as described in Note 8e, which is as of March 22, 2000, and the pooling of interests transactions as described in Note 3b, which is as of June 23, 2000, relating to the supplementary consolidated financial statements for the three years ended July 31, 1999 which appears in this Form 8-K.



/s/ PricewaterhouseCoopers LLP
------------------------------
San Jose, California
August 3, 2000


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